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                                                                    Exhibit 99.1

                         DEALER MANAGER AGREEMENT FOR
                        REGISTERED DEBT EXCHANGE OFFER

                            AVIATION SALES COMPANY

                                      AND

                     HOULIHAN LOKEY HOWARD & ZUKIN CAPITAL

                               as Dealer Manager

                             ____________________

                           Dealer Manager Agreement

                                Exchange Offer

                          Dated as of January 9, 2002
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                            DEALER MANAGER AGREEMENT
Exchange Offer for and Consent Solicitation With Respect to All Outstanding 8-
                    1/8% Senior Subordinated Notes due 2008

                                                           As of January 9, 2002


Houlihan Lokey Howard & Zukin Capital
685 Third Avenue
Fifteenth Floor
New York, New York 10017


Ladies and Gentlemen:

     1.   Exchange Offer and Consent Solicitation.  Aviation Sales Company, a
          ---------------------------------------
Delaware corporation (the "Company"), plans to make an exchange offer (such exchange offer, together with any extensions, supplements and amendments thereof and thereto, the "Exchange Offer") for all of its 8-1/8% Senior Subordinated Notes due 2008 (the "Old Securities"). The debt securities and equity securities of the Company to be issued in connection with the Exchange Offer are hereinafter referred to as the "New Securities."

          Simultaneous with the Exchange Offer, the Company will solicit (the "Consent Solicitation") consents (the "Consents") from holders of the Old
 --------------------                  --------
Securities to certain amendments (the "Proposed Amendments") to the indenture
                                       -------------------
dated as of February 17, 1998, between the Company and SunTrust Bank Central Florida, N.A., as trustee (the "Old Trustee"), pursuant to which the Old
                                -----------
Securities were issued (as amended, modified and supplemented to the date hereof, the "Old Indenture").
             -------------

          Holders of Old Securities who tender for exchange such Old Securities pursuant to the Exchange Offer will be required, as a condition to a valid exchange, to have delivered their Consent to the Proposed Amendments. That portion of the New Securities constituting Debt Securities will be issued under an indenture dated as of February 28, 2002 (the "New Indenture") between the
                                                 -------------
Company and HSBC Bank USA, as trustee (the "New Trustee").
                                            -----------

          The Exchange Offer and the Consent Solicitation are sometimes hereafter referred to collectively as the Exchange offer.

          The Exchange Offer will be made upon the terms and subject to the conditions set forth in the Exchange Offer and Consent Solicitation material (collectively, as amended or supplemented from time to time, the "Exchange Offer
                                                                  --------------
Documents") described below.
---------

          All references in this Agreement to any amendments or supplements to the Exchange Offer Documents shall be deemed to include, without limitation, the filing of any documents with the Securities and Exchange Commission (the

"Commission") which are incorporated or deemed incorporated by reference in such
 ----------
Exchange Offer Documents.

          The documents constituting the Exchange Offer documents are as follows:

          (a) The Registration Statement of the Company on Form S-4 (No. 333-69464) prepared by the Company and filed with Commission in accordance with the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Securities Act") for the New Securities. As used in this Agreement, the term "Registration Statement" means such registration statement, including exhibits, financial statements and schedules, as amended when it becomes effective.

          (b) The Prospectus and Consent Solicitation Statement. As used in this Agreement, the term "Prospectus" means the Prospectus and Consent
                          ----------
Solicitation Statement in the form it was first filed with the Commission pursuant to Rule 424(b) under the Securities Act; provided, however, that until
                                                  --------  -------
such filing (if any) it shall mean the Prospectus and Consent Solicitation Statement included in the Registration Statement; and provided further, that if
                                                      -------- -------
no prospectus is filed on behalf of the Company pursuant to Rule 424(b) or if any other prospectus is used to solicit exchanges of the Old Securities prior to the date of the exchange of the New Securities for the Old Securities pursuant to the Exchange Offer (the "Exchange Date"), the term "Prospectus" shall mean
                            -------------              ----------
any prospectus used for such solicitation prior to the Acceptance Date (as defined below). Any reference herein to the Registration Statement or the Prospectus shall be deemed to refer to and include all documents incorporated or deemed incorporated by reference therein pursuant to Form S-4 under the Securities Act, as of the date of the Registration Statement or Prospectus, as the case may be, and any reference to any amendment or supplement to the Registration Statement or the Prospectus shall be deemed to refer to and include any documents filed after such date under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Exchange Act") and incorporated or deemed incorporated by
                    ------------
reference (such documents, financial statements and schedules being herein called the "Incorporated Documents").
            ----------------------

          (c)  The Letter of Consent/Transmittal (the "Letter of Transmittal")
                                                       ---------------------
to be used by holders tendering Old Securities for exchange pursuant to the Exchange Offer and delivering Consents pursuant to the Consent Solicitation.

          (d)  The Guidelines for Certification of Taxpayer Identification
Number.

          (e) The Letter to Brokers, Dealers, Commercial Banks, Trust Companies and other Nominees and the Letter to Clients.

          (f)  Notice of Guaranteed Delivery.

          (g)  Certificate of Foreign Status.

     2.   Engagement as Dealer Manager. The Company hereby appoints Houlihan
          ----------------------------
Lokey & Co. Incorporated as Dealer Manager (the "Dealer Manager") in connection
                                                 --------------
with the Exchange Offer and Consent Solicitation. As Dealer Manager, you shall, in accordance with your customary practice, perform in connection with the Exchange Offer and Consent Solicitation those services that are customarily performed by investment banking concerns in connection with similar exchange offers and consent solicitations, including without limitation the

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

solicitation of the exchanges and consents pursuant to the Exchange Offer and Consent Solicitation and communicating generally regarding the Exchange Offer and Consent Solicitation with brokers, dealers, commercial banks and trust companies and other holders of the Old Securities in such jurisdictions as you are presently licensed so to do. The Company further authorizes you to communicate with HSBC Bank USA, in its capacity as depositary the (the "Depositary"), with respect to matters relating to the Exchange Offer and Consent Solicitation. You shall have no responsibility to mail any of the Exchange Offer Documents or to act as information agent with respect to the Exchange Offer.

     3.   No Liability for Acts of Dealers, Banks and Trust Companies. You shall
          -----------------------------------------------------------
have no liability (in tort, contract or otherwise) to the Company or any other person for any act or omission on the part of any broker or dealer in securities ("Dealer") (other than yourselves) or any bank or trust company or any other
  ------
person, and you shall have no liability (in tort, contract or otherwise) to the Company or any other person for any losses, claims, damages or liabilities arising from your own acts or omissions in performing your obligations as Dealer Manager hereunder or otherwise in connection with the Exchange Offer, except for any such losses, claims, damages or liabilities finally judicially determined to be attributable to your bad faith or gross negligence. In soliciting or obtaining exchanges, no Dealer, bank or trust company is to be deemed to be acting as your agent or the agent of the Company, and you, as Dealer Manager, are not to be deemed the agent of the Company or any Dealer, bank or trust company or any other person. The Company acknowledges and agrees that, in your capacity as Dealer Manager, you shall act as an independent contractor, not an agent, and any of your duties arising out of your engagement pursuant to this Agreement shall be owed solely to the Company. The Company shall have sole authority for the acceptance or rejection of any and all tenders of Old Securities and Consents.

     4.   Exchange Offer Documents.
          ------------------------

          (a) The Company agrees to furnish you, at its own expense, as many copies as you may reasonably request of the Exchange Offer Documents, the New Indenture and the supplemental indenture to be entered into to effectuate the Proposed Amendments (the "Supplemental Indenture").
                          ----------------------

          (b) The Company agrees that, a reasonable time prior to using or filing with the Commission or with any other governmental or regulatory agency (each, an "Other Agency") any Exchange Offer Document, furnish to you a
           ------------
reasonable number of copies of such material and will give reasonable consideration to your and your counsel's comments, if any, thereon.

          (c) Prior to and during the period of the Exchange Offer, the Company shall inform you promptly after it receives notice or becomes aware of the happening of any event, or the discovery of any fact, that it believes would require the making of any change in any Exchange Offer Documents then being used or would affect the truth or completeness of any representation or warranty contained in this Agreement if such representation or warranty were being made immediately after the happening of such event or the discovery of such fact.

     5.   Withdrawal.  In the event that:
          ----------

          (a) the Company uses or permits the use of, or files with the Commission or any Other Agency, any Exchange Offer Document and such document
(i) has not been submitted to you previously for your and your counsel's comments or (ii) has been so submitted, and you or your counsel has made comments which have not been reflected in a manner reasonably satisfactory to you and your counsel;

          (b) the Company shall have breached, in any material respect, any of its (i) agreements or covenants herein and shall have failed to cure the same within ten (10) days thereafter or (ii) representations or warranties herein;

          (c) the Exchange Offer is terminated or withdrawn for any reason or any stop order, restraining order, injunction or denial of an application for approval has been issued and not thereafter stayed or vacated with respect to, or any proceeding, litigation or investigation has been initiated that is reasonably likely to have a material adverse effect on the Company's ability to carry out the Exchange Offer, the exchange of the Old Securities thereto, the performance of this Agreement, or the execution, delivery and performance of the Supplemental Indenture or the New Indenture; or

          (d) you shall not have received, on a timely basis, the opinions, letters or certificates called for by Section 10 of this Agreement,

          (e) then, in each case, you shall be entitled to withdraw as Dealer Manager in connection with the Exchange Offer without any liability or penalty to you or any other Indemnified Person (as defined in Section 12 below) for such withdrawal and without loss of any right to indemnification or contribution provided in Section 12 or to the payment of all fees and expenses payable under
Section 6 and 7 below that have accrued to the date of such withdrawal (it being agreed that in the event of any such withdrawal, for the purpose of determining the fees payable to you pursuant to Section 6, (i) the number of Old Securities tendered for exchange (and not subsequently withdrawn) pursuant to the Exchange Offer as of the close of business on the date of such withdrawal that are thereafter acquired by the Company or any of its subsidiaries or affiliates pursuant to the Exchange Offer shall be deemed to have been acquired as of the date of such withdrawal. If you withdraw as Dealer Manager for any of the reasons set forth in the preceding sentence, the fees accrued through the date of such withdrawal shall be paid to you promptly upon the expiration of the Exchange Offer and the expenses accrued through the date of such withdrawal shall be paid to you promptly after the date of such withdrawal.

     6.   Fees. Fees and expenses hereunder are payable under that certain
          ----
engagement letter between you and the Company dated June 12, 2001 (the "Engagement Letter"). Notwithstanding the terms of the Engagement Letter, if the Exchange Offer does not close and the Company does not effect a financial structuring on terms similar to the Exchange Offer through any other means, such as a bankruptcy filing, that permits it to act as a going concern during the term of the Engagement Letter or the Tail Period, the Dealer Manager will not be entitled to its monthly fee, but will only be entitled to receive its actual out-of-pocket expenses and its financial advisory fee (that portion of the monthly fee described in Section 2(a) of the

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Engagement Letter) accrued to the date of the termination of the Exchange Offer and provided that there has been a demonstration to the Company of the provision by the Dealer Manager of legitimate services to the Company.

     7.   Reimbursement of Expenses, Etc.  In addition to your compensation for
          ------------------------------
your services as Dealer Manager, the Company shall: (a) reimburse brokers and dealers (including yourself), commercial banks, trust companies and other nominees for their customary mailing and handling expenses incurred in forwarding the Exchange Offer Documents to their customers; (b) pay all expenses relating to the preparation, filing, printing, mailing and publishing of the Exchange Offer Documents, the New Indenture, the Supplemental Indenture, the preliminary and final forms of Blue Sky Survey and any other material prepared in connection with the Exchange Offer; (c) pay all costs of the preparation, issuance and delivery of the New Securities (other than transfer taxes) and the execution and delivery of the New Indenture and the Supplemental Indenture; (d) pay all costs of furnishing such copies of the Registration Statement, the Prospectus and all amendments and supplements thereto and each of the other Exchange Offer Documents as may reasonably be requested in connection with the Exchange Offer; (e) the advertising expenses relating to the Exchange Offer; (f) the fees and expenses of the Exchange Agent relating to the Exchange Offer (as each is defined in Section 8); (g) pay all fees payable to the National Association of Securities Dealers, Inc. relating to the Exchange Offer; (h) pay all fees and expenses (including reasonable fees and expenses of counsel) relating to the qualification of the New Securities under securities or Blue Sky laws and in connection with the determination of the eligibility of the New Securities for investment under the laws of such jurisdictions as required for consummation of the Exchange Offer, including the reasonable expenses of obtaining any opinion of local counsel required by any state securities or Blue Sky authorities; (i) pay all reasonable out-of-pocket expenses incurred by you in connection with your services as Dealer Manager, including the reasonable fees and expenses of your counsel (which will be paid directly to such counsel); and (j) pay all other fees and expenses reasonably incurred by you in connection with the Exchange Offer.

          All payments to be made by the Company pursuant to this Section 7 shall be made promptly as such expenses are incurred. The Company shall perform its obligations as set forth in this Section 7 of this Agreement whether or not the Exchange Offer is commenced or the Company acquires any Old Securities pursuant to the Exchange Offer or otherwise.

     8.   Securityholder Lists; The Depositary and Information Agent.  The
          ----------------------------------------------------------
Company shall provide you or cause you to be provided with copies of the Company's records showing the names of, and principal amounts of Old Securities held by, the holders of Old Securities as of a recent date, and to the extent reasonably available, their addresses and shall, from and after such date, use its reasonable efforts to cause you to be advised from day to day during the pendency of the Exchange Offer of all transfers of Old Securities, such notification consisting of the name and, to the extent reasonably available, address of the transferor and transferee of any Old Securities and the date of such transfer and as to such matters relating to the Exchange Offer as you may reasonably request.

          The Company has appointed, and authorizes you to communicate with HSBC Bank USA, in its capacity as exchange agent (the "Exchange Agent"), in
                                                  --------------
connection with the Exchange Offer. The Company shall act as its own information agent.

     9.   Representations, Warranties and Certain Agreements of the Company.
          -----------------------------------------------------------------
The Company represents and warrants to you, and agrees with you, (i) on and as of the date on which the Exchange Offer is first commenced (the "Commencement
                                                                 ------------
Date"), (ii) on and as of the effective date of the Registration Statement (the
----
"Effective Date"), and (iii) as of the date that the Old Securities are accepted
 --------------
for exchange (the "Acceptance Date"), that:
                   ---------------

          (a) (i) The Registration Statement and the Prospectus, and any supplements or amendments thereto, complied and will comply in all material respects with the provisions of the Securities Act and of the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Trust Indenture Act"), (ii) and the Exchange
                               -------------------
Offer Documents, and any amendments or supplements, when mailed or furnished to holders of Old Securities, complied and will comply in all material respects with the provisions of the Securities Act and the Exchange Act.

          (b) The Exchange Offer Documents at all such times do not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (c) No restraining order has been issued or, proceedings or litigation initiated, or to the Company's knowledge, threatened, and no investigation has been initiated or, to the Company's knowledge, threatened, with respect to the Exchange Offer, the issuance of the New Securities in exchange for the Old Securities pursuant to the provisions of the Exchange Offer or the execution, delivery and performance of this Agreement, the New Indenture or the Supplemental Indenture, in any case, by or before the Commission or any Other Agency. No stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose are pending or, to the Company's knowledge, contemplated by the Commission. No stop order suspending the issuance or exchange of the New Securities pursuant to the Exchange Offer has been issued and no proceedings for that purpose are pending or, to the Company's knowledge, are contemplated, and any request of the Commission for additional information (to be included in the Registration Statement or in the Prospectus or otherwise) has been (or will be) complied with or otherwise satisfied.

          (d) Each of the Company and its subsidiaries (as such term is defined in Rule 1-02 of Regulation S-X promulgated pursuant to the Securities Act) (each, a "subsidiary") is a company duly organized, validly existing and in good
          ----------
standing under the laws of its jurisdiction of formation with full power and authority (corporate or other) to own its properties and conduct its business as presently conducted as described in the Prospectus, except where the failure to be in good standing, either singly or in the aggregate, would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

          (e) The Company has all necessary corporate power and authority (i) to enter into and perform its obligations under this Agreement, (ii) subject to obtaining stockholder approval, to enter into and perform its obligations under the New Indenture, and (iii) subject to obtaining stockholder approval, to deliver the New Securities in exchange for the Old Securities pursuant to the terms of the Exchange Offer.

          (f) Subject to obtaining Consents to the Proposed Amendments from holders of at least the required amount of Old Securities outstanding as described in the Prospectus, the Company has all necessary corporate power and authority to enter into and perform its obligations under the Supplemental Indenture.

          (g) Assuming, as of the Commencement Date only, Consents to the Proposed Amendments are received from holders of at least the required amount of Old Securities outstanding as described in the Prospectus (the "Requisite
                                                                ---------
Holders"), and assuming, as of the Commencement Date only, satisfaction of the
-------
other conditions to the execution of the Supplemental Indenture described in the Prospectus, including obtaining the consents of the Company's lenders described therein, and upon obtaining stockholder approval as set forth in the Prospectus, the execution, performance and delivery of this Agreement, the New Indenture and the Supplemental Indenture, the issuance of the New Securities pursuant to the provisions of the Exchange Offer, and the consummation of the Exchange Offer do not and will not: (i) conflict with or constitute a breach of, or a default (with the passage of time or otherwise) under, or (ii) result in the imposition of a lien on any properties of the Company or any of its subsidiaries or (iii) an acceleration of indebtedness pursuant to, the charter or bylaws of the Company or any of its subsidiaries, or any material bond, debenture, note or any other evidence of material indebtedness or any material indenture, (including the Old Indenture) mortgage, deed of any of its subsidiaries is a party or by which any of them is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject. No consent, approval, authorization or other order of any governmental or regulatory agency, including the Commission and any Other Agency, is legally required for the issuance of New Securities pursuant to the Exchange Offer and the execution of the New Indenture and the Supplemental Indenture other than (i) consents, approval, authorizations or other orders that have been received or will be received on or prior to the consummation of the Exchange Offer, and (ii) Consents to the Proposed Amendments from the Requisite Holders.

          (h) The accountants who have certified or shall certify the financial statements of the Company filed or to be filed with the Commission as part of the Registration Statement and the Prospectus or incorporated by reference therein are independent accountants as required by the Securities Act and the Exchange Act.

          (i) This Agreement has been duly authorized and this Agreement has been validly executed and delivered by the Company and constitutes the legal, valid and binding agreement of the Company, enforceable against it in accordance with its terms except to the extent that (i) the same may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other laws now or hereafter in effect relating to creditors' rights generally or other similar laws affecting creditors rights generally or by general principles of equity whether asserted in an action at law or in equity and (ii) rights to indemnity and contribution hereunder may be limited by state or federal securities laws, including the public policies underlying such laws.

          (j) The consolidated historical financial statements of the Company, and the related notes and schedules, included in the Registration Statement and Prospectus complied and will comply in all material respects with the requirements of the Securities Act and the Exchange Act and presented and will present fairly the consolidated financial position of the Company and its consolidated subsidiaries, as of the dates indicated, and the results of its operations and the changes in its financial position for the periods therein specified. Such historical consolidated financial statements (including the related notes and schedules), have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods therein specified except, in each case, as disclosed in information included in the Prospectus. The other historical financial information and statistical data set forth in the Prospectus, in each case including the accompanying notes, are prepared on a basis consistent with the relevant historical consolidated financial statements of the Company.

          (k) The pro forma financial statements set forth in the Prospectus have been prepared to give effect to assumptions made on a reasonable basis, historical transactions and proposed transactions such as are fully and accurately described in the Prospectus, and the pro forma adjustments have been properly applied on the bases described therein.

          (l) In connection with the Exchange Offer, the Company has complied, and will continue to comply at all times prior to the expiration of the Exchange Offer, with the applicable requirements of the Securities Act, the Exchange Act and the Trust Indenture Act.

          (m) (i) The Supplemental Indenture will have been duly authorized by the Company on the Acceptance Date and may be entered into upon obtaining the Consents to the Proposed Amendments from the Requisite Holders, and (ii) assuming satisfaction of the conditions to the execution of the Supplemental Indenture as described in the Prospectus and assuming the due authorization, execution and delivery of the Supplemental Indenture by the Old Trustee, upon execution and delivery of the Supplemental Indenture (A) the Supplemental Indenture will have effected the Proposed Amendments to the Old Indenture, (B) the Old Indenture as modified by the Supplemental Indenture will be the legal, valid and binding obligation of the Company, (C) the Old Securities not exchanged will remain legal, valid and binding obligations of the Company entitled to the benefits of the Old Indenture as so modified, and (D) the Old Indenture as so modified will be, and the Old Securities outstanding thereunder will remain, enforceable in accordance with their respective terms, except to the extent limited by bankruptcy, insolvency, reorganization, moratorium or other laws now or hereafter in effect relating to creditors' rights generally or by general principles of equity whether asserted in an action at law or in equity.

          (n) Upon obtaining stockholder approval, the New Indenture will be duly authorized and, when executed and delivered by the Company, will be a legal, valid and binding agreement of the Company enforceable against the Company in accordance with its terms except to the extent that the same may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other laws now or hereafter in effect relating to creditors' rights generally or by general principles of equity, whether asserted in an action at law or in equity. The New Indenture conforms in all material respects to the requirements of, and is qualified under, the Trust Indenture Act.

          (o) Upon obtaining stockholder approval, the New Securities will be duly authorized and, when executed, authenticated and delivered in accordance with the terms of the New Indenture, will be the legal, valid and binding obligations of the Company entitled to the benefits of the New Indenture and enforceable against the Company in accordance with their terms except to the extent that the same may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other laws now or hereafter in effect relating to creditors' rights generally or by general principles of equity, whether asserted in an action at law or in equity.

          (p) Subsequent to the dates as of which information is given in the Registration Statement and the Prospectus and through the Exchange Date, none of the Company nor any of its subsidiaries has incurred or will have incurred any material liabilities or obligations direct or contingent, or has entered into or will enter into any material transactions, not in the ordinary course of business, except transactions disclosed in or contemplated by the Registration Statement or the Prospectus, and, except as disclosed in or contemplated by the Registration Statement or the Prospectus, there has not been and will not have been any material change in the capital stock or long-term indebtedness of the Company or any of its subsidiaries or any payment of or declaration to pay any dividends or any other distribution with respect to the Company's capital stock, or any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business, or operations or business prospects of the Company and its subsidiaries, taken as a whole.

          (q) The Exchange Offer, the Proposed Amendments, the New Securities, the New Indenture, the Old Securities, the Old Indenture and the Supplemental Indenture conform, in all material respects to the descriptions thereof in the Exchange Offer Documents.

          (r) The Company is not and will not be as a result of the consummation of the Exchange Offer, (i) an "investment company" under the Investment Company Act of 1940, as amended, and the rules and regulations promulgated by the Commission thereunder, or (ii) a "holding company" within the meaning of, or subject to regulation under, the Public Utility Holding Company Act of 1935, as amended, and the rules and regulations promulgated by the Commission thereunder or directly or indirectly controlled by or acting on behalf of any person which is an investment company or holding company.

          (s) Upon completion of the rights offering, the Company has or will have sufficient funds available, and has or will have sufficient authority to use such funds under applicable law, to enable it to pay any amounts payable by the Company in cash pursuant to (i) the terms of the Exchange Offer and (ii) Sections 6 and 7.

          (t) On or prior to the Commencement Date, the Company will have made appropriate arrangement, to the extent applicable, with DTC or any other qualified securities depositary to allow for the book-entry movement of the tendered Old Securities between depositary participants and the Exchange Agent.

          (u) The Company has complied with all provisions of Section 517.075, Florida Statutes relating to doing business with the Government of Cuba or any person or affiliate located in Cuba.

          (v) The Company and its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

     10.  Opinions of Counsel; Comfort Letter; Officers' Certificate.  The
          ----------------------------------------------------------
Company shall furnish to you:

          (a) the opinions of counsel to the Company, dated as of the Exchange Date and reasonably satisfactory to your counsel, substantially to the effect that:

               (i) this Agreement has been duly authorized and validly executed and delivered by the Company and constitutes a legal, valid and binding agreement of the Company, enforceable in accordance with its terms, except to the extent that (A) the same may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other laws now or hereafter in effect relating to creditors' rights generally or by general principles of equity whether asserted in an action at law or in equity and (B) rights to indemnity and contribution hereunder may be limited by federal or state securities laws, including the public policies underlying such laws;

               (ii) the New Indenture has been duly authorized by the Company and, assuming it has been duly authorized, executed and delivered by the New Trustee, will be the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except to the extent that the same may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other laws now or hereafter in effect relating to creditors' rights generally or by general principles of equity whether asserted in an action at law or in equity;

               (iii) the New Securities have been duly authorized and, when executed and authenticated in accordance with the terms of the New Indenture and delivered to the holders of the Old Securities in exchange for such Old Securities pursuant to the Exchange Offer, will be the legal, valid and binding obligations of the Company entitled to the benefits of the New Indenture, enforceable in accordance with their terms, except to the extent that the same may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other laws now or hereafter in effect relating to creditors' rights generally or by general principles of equity whether asserted in an action at law or in equity;

               (iv) in connection with the Exchange Offer, the Company has complied in all material respects at all times with the applicable requirements of the Securities Act, the Exchange Act and the Trust Indenture Act;

               (v) except for permits and similar authorizations required under the securities or Blue Sky laws of the jurisdictions in which the New Securities are to be offered in exchange for Old Securities, for Consents to the Proposed Amendments from the Requisite Holders and the consents and approvals disclosed in the Prospectus, no consent, approval, authorization or order of any Other Agency or any other person or entity, is legally required in respect of the valid issuance and exchange of the New Securities for the Old Securities in accordance with the provisions of the Exchange Offer except such Consents which have been obtained or will be obtained prior to the Exchange Date;

               (vi) the New Indenture has been duly qualified under the Trust Indenture Act;

               (vii) the Proposed Amendments, the New Securities and the New Indenture conform in all material respects to the descriptions thereof in the Prospectus, and the statements contained therein, insofar as they constitute a summary of the documents and instruments referred to therein, present fairly the summary information called for with respect thereto;

               (viii) each of the Consents and the Supplemental Indenture complies in all material respects with the requirements of the Old Indenture;

               (ix) the Registration Statement has become effective under the Securities Act based solely on verbal advice of the Commission, and, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending;

               (x) (A) the Registration Statement and the Prospectus (but excluding the financial statements, schedules and other financial and statistical data and the Form T-1 included therein or omitted therefrom, as to which such counsel need express no opinion) and each amendment or supplement thereto comply as to form in all material respects with the Securities Act, the Exchange Act and the Trust Indenture Act, and (B) the Exchange Offer complies in all material respects with the applicable requirements of the Exchange Act;

               (xi) the Section of the Prospectus entitled "Material U.S. Federal Income Tax Consequences" sets forth the material United States federal income tax consequences of the Exchange Offer and the solicitation of Consents;

               (xii) each of the Company and its Subsidiaries has been duly organized and is validly existing in good standing under the laws of its jurisdiction of incorporation, with full corporate power and authority to own and operate its properties and conduct its business as presently conducted and as described in the Prospectus except where the failure to be in good standing, either singly or in the aggregate, would not have a material adverse effect on the Company and its subsidiaries, taken as a whole;

               (xiii) the Company has full corporate power and authority (a) to enter into and perform its obligations under the New Indenture, and (b) to deliver the New Securities in exchange for the Old Securities pursuant to the terms of the Exchange Offer;

               (xiv) the Company has full corporate power and authority to enter into and perform its obligations under the Supplemental Indenture;

               (xv) to the knowledge of such counsel, the execution, delivery and performance of this Agreement, the New Indenture and the Supplemental Indenture, the issuance of the New Securities in exchange for the Old Securities pursuant to the provisions of the Exchange Offer and the consummation of the Exchange Offer, will not conflict with or constitute a breach of, or a default (with the passage of time or otherwise) under, or result in the imposition of a lien on any properties or assets of the Company or any of its Subsidiaries or an acceleration of indebtedness pursuant to, the charter or bylaws of the Company or any of its Subsidiaries, or any bond, debenture, note or any other evidence of indebtedness or any indenture, mortgage, deed of trust, or any other agreement or instrument known to such counsel to which the Company or any of its Subsidiaries is a party by which any of them is bound, or to which any of the property or assets of the Company or any of its Subsidiaries is subject and will not conflict with or violate any law, administrative regulation or order of any court or governmental agency or authority known to such counsel to be applicable to the Company or any of its Subsidiaries or any of its respective properties or assets, where, in any such instance, such breach, default, lien, acceleration of indebtedness or conflict would result in a material adverse effect on the financial condition, earnings, business or operations of the Company and its subsidiaries, taken as a whole;

               (xvi) No restraining order has been issued or, proceedings or litigation initiated or, to the knowledge of such counsel, threatened, and no investigation has been initiated or, to the knowledge of such counsel, threatened, with respect to the Exchange Offer, the issuance of the New Securities in exchange for the Old Securities pursuant to the provisions of the Exchange Offer or the execution, delivery and performance of this Agreement, the New Indenture or the Supplemental Indenture, in any case, by or before the Commission or any Other Agency. No stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose are pending or, to the knowledge of such counsel, contemplated by the Commission. No stop order suspending the issuance or exchange of the New Securities pursuant to the Exchange Offer has been issued and no proceedings for that purpose are pending or, to the knowledge of such counsel, are contemplated, and any request of the Commission for additional information (to be included in the Registration Statement or in the Prospectus or otherwise) has been (or will be) complied with or otherwise satisfied.

          Such counsel shall also advise you that it has participated in conferences with officers and other representatives of the Company, representatives of the independent public accountants for the Company and you at which the contents of the Registration Statement and Prospectus and related matters were discussed and, although such counsel is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement and Prospectus, on the basis of the foregoing, no information has come to the attention of such counsel that leads it to believe that the Registration Statement and Prospectus as of their respective dates and the Exchange Date contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that such counsel is not commenting as to the financial statements, schedules and other statistical and financial data and Form T-I included therein or omitted therefrom);

          (b) Comfort letters addressed to you and dated the Exchange Date from Arthur Andersen, LLC, independent public accountants for the Company substantially in the form heretofore approved by you; and

          (c) Certificates, dated the Commencement Date and the Exchange Date, signed by (i) the Chairman of the Board or the President of the Company and (ii) the principal financial or accounting officer of the Company, confirming as of the Commencement Date or the Exchange Date, as applicable, that (A) all of the representations and warranties of the Company, as the case may be, contained in this Agreement are true and correct with the same force and effect as if made on and as of such date and (B) the Company has complied with all of the agreements contained in this Agreement and required to be performed or complied with by it at or prior to such date pursuant to the provisions of this Agreement or the Exchange Offer Documents.

     11.  Covenants of the Company.
          ------------------------

          (a) The Company will notify you promptly upon becoming aware of, and (if requested by you) will confirm in writing, (i) when the Registration Statement has become effective (if such Registration Statement has not become effective prior to the execution of this Agreement), if and when any Prospectus is mailed (or otherwise sent) for filing pursuant to Rule 424 under the Securities Act, and when any post-effective amendment to the Registration Statement becomes effective; (ii) any comment of or request by the Commission or any other federal or state agency for amendments or supplements to the Registration Statement or the Prospectus or for additional information; (iii) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose or prohibiting or restraining the use of any Offer Document as a "proxy" statement or "soliciting material" under the Exchange Act; (iv) the issuance by any state securities commission or other regulatory authority of any order suspending the qualification or the exemption from the qualification of the New Securities under state securities or Blue Sky laws or the initiation of any proceeding for that purpose; (v) the happening of any event which in the judgment of the Company makes any statement made in the Registration Statement or the Prospectus untrue or which requires the making of any change in the Registration Statement or the Prospectus in order to make the statements therein in the light of the circumstances under which they were made not misleading; (vi) the occurrence of any event which would cause the Company to withdraw or terminate the Exchange Offer or would permit the Company to exercise any right not to accept Old Securities tendered for exchange; (vii) any other information reasonably available to the Company relating to the Exchange Offer which you may from time to time reasonably request. If at any time the Commission shall issue any order suspending the effectiveness of the Registration Statement, or any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption from qualification of the New Securities under state securities or Blue Sky laws, the Company will make every reasonable effort to obtain the withdrawal of such order at the earliest practicable time.



          (b) The Company will use reasonable efforts to cause the Registration Statement and any post-effective amendments thereto to become effective as promptly as practicable. The Company will file no such amendments and supplements or make no such changes to which you shall object in writing or which are not in compliance in all material respects with the Securities Act or the Exchange Act. The Company will prepare and file with the Commission, promptly upon your request, any amendment to the Registration Statement or amendments or supplements to the Prospectus which may be necessary or advisable in connection with the Exchange Offer so long as each such amendment or supplement complies with all applicable laws, and will use reasonable efforts to cause the Registration Statement to become effective as promptly as practicable.

          (c) Prior to the issuance of New Securities, the Company will use reasonable efforts to obtain the registration or qualification of the New Securities under the securities or Blue Sky laws of such jurisdictions as may be required for the consummation of the Exchange Offer.

          (d) The Company will not voluntarily claim, and will actively resist any attempts to claim, the benefit of any usury laws against the holders of the New Securities.

          (e) The Company will fully comply with the applicable provisions of Rules 424 and 430A under the Securities Act in a timely manner.

     12.  Indemnification and Contribution; Settlement of Litigation; Release.
          -------------------------------------------------------------------
(a) The Company hereby agrees to indemnify, defend and hold harmless you and your affiliates and your and their respective officers, directors, employees and agents, and each other person, if any, controlling you or any of your affiliates (you and each such affiliate, officer, director, employee, agent and other person being an "Indemnified Person"), from and against any losses, claims,
                 ------------------
damages, liabilities and expenses whatsoever (each a "Loss" and collectively the
                                                      ----
"Losses"), and will reimburse each Indemnified Person for all expenses
 ------
reasonably incurred (including fees and expenses of counsel) as they are incurred in connection with investigating, preparing, pursuing or defending any Loss, action, claim, suit, investigation or proceeding (whether or not pending or threatened and whether or not any Indemnified Person is a party), in each case related to, arising out of or in connection with (i) any untrue statement or alleged untrue statement of a material fact in any Offer Document or any omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, (ii) the Exchange Offer, (iii) exchange of Old Securities pursuant to the Exchange Offer, (iv) the execution of the Supplemental Indenture and the New Indenture, (v) all other actions contemplated in any Offer Document with respect to the Exchange Offer, (vi) any breach by the Company of any representation or warranty or failure to comply with any of the agreements contained herein, (vii) any advice or services rendered or to be rendered by an Indemnified Person pursuant to or in connection with this Agreement or (viii) any withdrawal or termination by the Company of, or failure by the Company to commence or consummate, the Exchange Offer. The Company shall not, however, be required so to indemnify any Indemnified Person for any Losses (or expenses relating thereto) to the extent that such Losses (or expenses relating thereto) are finally judicially determined to have resulted from the gross negligence, bad faith or willful misconduct of such Indemnified Person or in the case of clause (a) (i) or (ii) if such untrue statement or alleged untrue statement or omission or alleged omission was based upon information relating to you and provided in writing to the Company by you expressly for inclusion therein The Company also acknowledges and agrees that no Indemnified Person shall have any liability (whether direct or indirect, in contract, tort or otherwise) to the Company or any other person for any act or omission on the part of any broker or dealer in securities or any commercial bank, trust company or other nominee and that no Indemnified Person shall have any liability (whether direct or indirect, in contract, tort or otherwise) to the Company or any other person for any losses, claims, damages, liabilities or expenses arising from or in connection with any act or omission in performing your obligations hereunder or otherwise in connection with the Exchange Offer, the exchange of Old Securities pursuant to the Exchange Offer, the execution, delivery and performance of the Supplemental Indenture, the New Indenture or any other action contemplated in the exchange of Old Securities, except to the extent that any such losses, claims, damages, liabilities or expenses are finally judicially determined to have resulted from the gross negligence, bad faith or willful misconduct of such Indemnified Person.

          (a) If a claim is made against any Indemnified Person as to which such Indemnified Person may seek indemnity under this Section 12, such Indemnified Person shall notify the Company promptly after any written assertion of such claim threatening to institute an action or proceeding with respect thereto and shall notify the Company promptly of any action commenced against such Indemnified Person within a reasonable time after such Indemnified Person shall have been served with a summons or other first legal process giving information as to the nature and basis of the claim. Failure so to notify the Company shall not, however, relieve the Company from any liability that it may have on account of the indemnity under this Section 12 if it has not been prejudiced in any material respect by such failure. The Company, upon request of the Indemnified Person, shall retain counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person and any others the Company may designate in such proceeding and shall pay the reasonable fees and expenses of such counsel related to such proceeding. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Company and the Indemnified Person shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding

(including any impleaded parties) include both the Company and the Indemnified Person and representation of either party by the same counsel, in the reasonable judgment of the Dealer Manager, would be inappropriate because of actual or potential differing interests between them. It is understood that the Company shall not, in connection with any litigation or proceeding or related litigation or proceeding in the same jurisdiction, be liable under clause (ii) of the preceding sentence for the reasonable fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons that do not have actual or potential differing interests as among themselves, and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by the Dealer Manager.


          (b) The Company shall not, without your prior written consent, settle, compromise, consent to the entry of any judgment in or otherwise seek to terminate any action, claim, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not any Indemnified Person is an actual or potential party thereto) unless such settlement, compromise, consent or termination (i) includes an unconditional release of each Indemnified Person from any liabilities arising out of such action, claim, suit or proceeding and (ii) does not include a statement as to, or an admission of fault, culpability or a failure to act by or on behalf of, an Indemnified Person. No Indemnified Person seeking indemnification, reimbursement or contribution under this Agreement will, without the prior written consent of the Company, settle, compromise, consent to the entry of any judgment in or otherwise seek to terminate any action, claim, suit, investigation or proceeding referred to in the preceding paragraph.

          (c) If the indemnification provided for in the foregoing paragraphs of this Section 12 is judicially determined to be unavailable (other than in accordance with the terms hereof) to an Indemnified Person or insufficient in respect of any Losses referred to therein, then, in lieu of indemnifying such Indemnified Person hereunder, the Company shall contribute to the amount paid or payable by such Indemnified Person as a result of such Losses (and expenses relating thereto) (i) in such proportion as is appropriate to reflect the relative benefits to the Company, on the one hand, and to the Dealer Manager, on the other hand, of the Exchange Offer or (ii) if the allocation provided by the preceding clause (i) is not available, in such proportion as is appropriate to reflect not only the relative benefits referred to in such clause (i) but also the relative fault of the Company, on the one hand, and of the Dealer Manger, on the other hand, in connection with any matter that has resulted in such Losses, as well as any other relevant equitable considerations; provided, however, in no
                                                        --------  -------
event shall your aggregate portion of the amount paid or payable exceed the aggregate amount of fees actually received by you under this Agreement. The relative benefits received by the Company on the one hand and by you on the other shall be deemed to be in same proportion as (i) the maximum aggregate value of Old Securities outstanding at the Commencement Date to (ii) the maximum aggregate fees proposed to be paid to you pursuant to Section 6. The relative fault of the Company on the one hand and of you on the other (i) in the case of an untrue or alleged untrue statement of a material fact or an omission or alleged omission to state a material fact, shall be determined by reference to, among other things, whether such statement or omission relates to information supplied by the Company or by you and the other parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission and (ii) in the case of any other action or omission, shall be determined by reference to, among other things, whether such action or omission was taken or omitted to be taken by the Company or by you and the parties' relative intent, knowledge, access to information and opportunity to prevent such action or omission.

          (d) The Company and the Dealer Manager agree that it would not be just and equitable if contribution pursuant to this Section 12 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an Indemnified Person as a result of the Losses referred to in this Section 12 shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Person in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Agreement, no person guilty of fraudulent misrepresentation (within the meaning of Section 12(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

          (e) The remedies provided for in this Agreement are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity.

          (f) The reimbursement, indemnity and contribution obligations of the Company provided for in this Agreement shall be in addition to any liability which the Company may otherwise have and shall be binding upon and shall enure to the benefit of any successors, assigns, heirs and personal representatives of the Company and the Dealer Manager and any other Indemnified Persons.

     13.  Full Force and Effect. The indemnification and contribution agreements
          ---------------------
contained in Section 12, the fee and expense reimbursement agreements contained in Sections 6 and 7 and the representations, warranties and other agreements of the Company set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any failure to commence, or the withdrawal, termination, expiration or consummation of, the Exchange Offer or the termination or assignment of this Agreement, (ii) any investigation made by or on behalf of any Indemnified Person, (iii) any withdrawal by you pursuant to
Section 5 or otherwise and (iv) the completion of your services hereunder.

     14.  Severability. If any term or other provision of this Agreement is
          ------------
invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic and legal substance of the agreements contained herein is not affected in any manner adverse to any party.

     15.  Counterparts. This Agreement may be executed by the different parties
          ------------
hereto in one or more separate counterparts, each of which when executed shall be deemed an original, but all of which together shall constitute one and the same agreement.

     16.  Binding Effect. This Agreement shall be binding upon and inure solely
          --------------
to the benefit of each party hereto and the Indemnified Persons, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy.

     17.  Governing Law.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN
          -------------
ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS EXECUTED IN AND TO BE PERFORMED IN THAT STATE.

     18.  Consent to Jurisdiction.  The Company each hereby (a) submits to the
          -----------------------
nonexclusive jurisdiction of any New York State or Federal court sitting in New York City with respect to any actions and proceedings arising out of or relating to this Agreement; (b) agrees that all claims with respect to such actions or proceedings may be heard and determined in such New York State or Federal court;
(c) waives the defense of an inconvenient forum; and (d) agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

     19.  Entire Agreement. This Agreement constitutes the entire agreement
          ----------------
among the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and undertakings both written and oral, among the parties, or any of them, with respect to the subject matter hereof.

     20.  Amendment. This Agreement may not be amended except in writing signed
          ---------
by each party to be bound thereby.

     21.  Notices. All notices and other communications required or permitted to
          -------
be given under this Agreement shall be in writing and shall be deemed to have been duly given if delivered in person, by cable, telecopy, telegram or telex or by registered or certified mail (postage prepaid, return receipt requested) to the parties hereto as follows (or, as to each party, at such other address as shall be designated by such party in a written notice complying as to delivery with the terms of this paragraph):

          (a)  If to you:

               Houlihan Lokey  Howard & Zukin Capital
               685 Third Avenue
               Fifteenth Floor
               New York, New York 10017
               Telecopy:  (212) 661-3070
               Attention: John McKenna

               with a copy to:

               Houlihan Lokey Howard & Zukin
               1930 Century Park West
               Los Angeles, CA 90067
               Telecopy: (310) 553-2173
               Attention: Scott M. Solomon, General Counsel

          (b)  if to the Company:

               Aviation Sales Company
               623 Radar Road
               Greensboro, North Carolina 27410
               Telecopy:  (336) 664-0339
               Attention: Roy T. Rimmer, Jr.

               with a copy to:

               Akerman, Senterfitt & Eidson
               One Southeast Third Avenue
               Miami, Florida  33131-1704
               Telecopy:  (305) 374-5095
               Attention: Philip B. Schwartz, Esq.

     22.  Subheadings. The descriptive headings contained in this Agreement are
          -----------
included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

     23.  Third Party Beneficiaries. Except as provided in Section 12 hereof,
          -------------------------
this Agreement is solely for the benefit of the parties hereto and should not be deemed to confer upon third parties any remedy, claim, liability, right of reimbursement, claim of action or other right.

          Please indicate your willingness to act as Dealer Manager on the terms set forth herein and your acceptance of the foregoing provisions by signing in the space provided below for that purpose and returning to us a copy of this letter, whereupon this letter and your acceptance shall constitute a binding agreement among us.

                               Very truly yours

                               Aviation Sales Company


                               By:  /s/ Roy T. Rimmer, Jr.
                                    --------------------------------------------
                                    Name:   Roy T. Rimmer, Jr.
                                    Title:  Chairman and Chief Executive Officer



Accepted and agreed as of the date
first above written:

HOULIHAN LOKEY HOWARD & ZUKIN CAPITAL

By:  /s/ John A. McKenna, Jr.
     ---------------------------------
     Name:    John A. McKenna, Jr.
     Title:   Managing Director